Exhibit T3A

CITY OF CENTRAL FALLS

RESOLUTION
REGARDING CENTRAL FALLS DETENTION FACILITY CORPORATION

Be it resolved by the City Council of the City of Central Falls as follows:

WHEREAS; THE CENTRAL FALLS CITY COUNCIL, IN JANUARY 1990 EXPRESSED ITS SUPPORT FOR THE DEVELOPMENT OF A FEDERAL DETENTION CENTER WITHIN THE CITY OF CENTRAL FALLS; AND

WHEREAS; IT IS ANTICIPATED THAT THE DEVELOPMENT OF SUCH A FACILITY WITHIN THIS MUNICIPALITY COULD BRING SIGNIFICANT DIRECT AND INDIRECT ECONOMIC BENEFITS TO THE CITY; AND

WHEREAS; THE CENTRAL FALL DETENTION FACILITY CORPORATION, AS CREATED BY THE GENERAL ASSEMBLY, SHALL NOT HAVE THE AUTHORITY TO TRANSACT ANY BUSINESS OR EXERCISE ANY POWERS UNTIL THE CITY COUNCIL SHALL, BY RESOLUTION, DECLARE THAT THERE IS A NEED FOR THE CORPORATION TO FUNCTION IN CENTRAL FALLS; AND

WHEREAS; THE UNITED STATES MARSHALS SERVICE HAS OFFERED AN INTERGOVENMENTAL AGREEMENT TO THE CENTRAL FALLS DETENTION FACILITY CORPORATION WHICH CONTEMPLATES THE DEVELOPMENT AND OPERATION OF A FEDERAL DETENTION FACILITY IN THE CITY OF CENTRAL FALLS.

NOW THEREFORE, BE IT RESOLVED THAT THE CITY COUNCIL OF THE CITY OF CENTRAL FALLS DOES DECLARE THAT THERE IS A NEED FOR THE CENTRAL FALLS DETENTION FACILITY CORPORATION TO FUNCTION IN THE CITY OF CENTRAL FALLS.

RESPECTFULLY SUBMITTED BY MAYOR THOMAS LAZIEH.

CITY COUNCIL APPROVED
AUGUST 5, 1991

DANIEL J. ISSA, CITY CLERK

SIGNED:

THOMAS LAZIEH, MAYOR

A TRUE COPY ATTEST·
CITY OF CENTRAL FALLS
CITY CLERK'S OFFICE
CITY CLERK
DEC 18 2007

State of Rhode Island and Providence Plantations
Office of the Secretary of State / State Archives Division
A. Ralph Mollis
Secretary of State

State Archives Division

Phone: 401-222-2353
Fax: 401-222-3199

reference@archives.state.ri.us

RI State Archives

Public Records Administration

State Records Center

Local Government Records Program

Administrative Records (Rules and Regulations)

337 Westminster Street
Providence, RI 02903

Annexed is a true copy of an original document held in the custody of the Rhode Island State Archives

C#00210 – Public Law, 1991, Chapter 421
1991 S – 1233 as amended

AN ACT CREATING MUNICIPAL DETENTION FACILITY CORPORATIONS.

R. Gwenn Stearn
State Archivist &
Public Records Administrator

December 14, 2007

PUBLIC LAWS
CHAPTER

/2

91-421

91 -- S-1233 FLOOR AMENDMENT

JT COMM. LEGISLATIVE SERVICES
LAW REVISION OFFICE

STATE OF RHODE ISLAND

IN GENERAL ASSEMBLY

JANUARY SESSION, A.D. 1991

AN ACT

CREATING MUNICIPAL DETENTION FACILITY CORPORATIONS

Introduced By:

Date Introduced:

Referred To:

It is enacted by the General Assembly as follows:

SECTION 1. Title 45 of the General Laws entitled "Towns and Cities" is hereby amended by adding thereto the following chapter:

CHAPTER 53

MUNICIPAL DETENTION FACILITY CORPORATIONS

45-53-1. Corporations created. -- (a) For the purposes set forth in this chapter there is hereby incorporated in each city and town a body corporate and politic which shall be known as the municipal detention facility corporation of the municipality. The corporation shall be a public corporation which shall be an instrumentality and agency of the municipality but shall have a distinct legal existence from the municipality and which shall have such purposes as are consistent with the declaration of purpose herein set out and shall have such powers as are necessary and incidental to the

effectuation of the purposes stated herein.

(b) The corporation of any city or town shall not have the authority to transact any business or exercise any powers under this chapter until the city or town council of the city or town shall by resolution declare that there is a need for the corporation to function in the city or town.

(c) The corporation of each city or town shall cease to exist unless the city or town council passes the resolution specified in subsection (b) hereof prior to December 31, 1991, the corporation of the municipality has entered into a contract for the operation of a detention facility with the United States Marshals' Service prior to December 31, 1991 and the site of such detention facility shall have received all necessary zoning approvals by December 31, 1991.

<u>45-53-2.</u> <u>Legislative Findings.</u> -- (a) It has been widely reported that the United States has need for a detention facility to be located within the state of Rhode Island.

(b) It is hereby declared that a need for economic development projects exists within the state and that the development of a detention facility would help to meet the need for economic development and address the detention facility needs of the United States.

(c) It is further declared that the most efficient and effective method to further the public policy of the state to encourage the development and construction of a detention facility and other authorized projects is to permit the establishment of public corporations in each of the cities and towns of the state with the power to acquire, construct, erect, maintain, operate, manage and lease land, buildings and improvements to be used for a detention facility and other authorized projects.

(d) Any corporation created under this chapter shall be subject to the provisions of Chapter 2 of Title 38 ("Access

to Public Records") and Chapter 46 of Title 42 ("Open Meetings") and, in addition, the directors of the corporation shall be subject to the provisions of Chapter 14 of Title 36 ("Code of Ethics").

45-53-3. Definitions. -- As used in this act, the following words and terms shall have the following meanings unless the context shall indicate another or different meaning or intent:

(a) "bonds" shall mean any bonds, interim certificates, notes, debentures or other evidences of indebtedness of the corporation issued pursuant to this act;

(b) "construction" shall mean and include acquisitions, construction, repair, rehabilitation, development and installation, and the term "to construct" shall mean and include to acquire, to construct, to repair, to rehabilitate, to develop and to install, all in such a manner as may be deemed desirable;

(c) "corporation" shall mean the municipal detention facility corporation, created under this chapter;

(d) "cost" as applied to any project to be constructed or acquired by the corporation shall include the cost of acquisition or construction, and, if the project consists of public facilities, the cost of acquisition of all land, rights-of-way, property, rights, easements, and interests acquired by the corporation for the construction, the cost of demolishing or removing any buildings or structures on land so acquired, including the cost of acquiring any lands to which the buildings or structures may be moved, the cost of all machinery and equipment, financing charges, interest prior to and during construction and for one year after completion of construction, the cost of estimates and planning, engineering and legal services, plans, specifications, and surveys, estimates of cost and of revenues, other expenses necessary or

incident to determining the feasibility or practicability of the construction, administrative expenses, and such other expenses as may be necessary or incident to the construction, the financing of the construction, and the placing of the project in operation. The word "cost" as applied to any project which the corporation may be authorized to acquire shall mean the amount of the purchase price of any public equipment, or if the project consists of public facilities, the amount of any condemnation award in connection with the acquisition of the project, and shall include the cost of acquiring all of the capital stock of the corporation owning the project, if that be the case, and the amount to be paid to discharge all of the obligations of the corporation in order to vest title to the project which may be determined by the corporation to be necessary prior to the financing thereof, interest during the period of construction of the improvements and for one year thereafter, the cost of all lands, properties, rights, easements, franchises, and permits acquired, the cost of planning, engineering and legal services, plans specifications, and surveys, estimates of cost and of revenues, other expenses necessary or incident to determining the feasibility or practicability of the acquisition or improvement, administrative expenses, and such other expense as may be necessary or incident to the financing of the acquisition or improvement and the placing of such project in operation by the corporation. The word "cost" shall include the cost of purchase and installation of solar, wind, and renewable energy systems, which include solar thermal, solar, electric, and wind energy systems that provide heating, cooling, hot water, or electricity to a building together with equipment for collection, storage, distribution, and control, including components of a building specifically designed to retain heat derived from solar energy.

(e) "council " shall mean the city or town council of a municipality;

(f) "detention facility" shall mean land, buildings or improvements used for the purposes of detaining prisoners in accordance with the provisions of this act;

(g) "director" shall mean one (1) of the members of the corporation appointed in accordance with the provisions of this act;

(h) "federal agency" shall mean and include the United States of America, and any department of, or corporation, agency, or instrumentality hereto or hereafter created, designated, or established by, the United States of America.

(i) "improvement" shall mean and include extension, enlargement, and improvement, and the term "to improve" shall mean and include to extend, to enlarge, and to improve all in such a manner as may be deemed desirable.

(j) "municipality" shall mean and include any city or town within the state now existing or hereafter created.

(k) "owner" shall mean and include all individuals, incorporated companies, copartnerships, societies, or associations and also municipalities, political subdivisions, and all public agencies and instrumentalities having any title or interest in any property, rights, easements, or franchises authorized to be acquired under the provisions of this chapter.

(l) "persons" shall mean and include natural persons, firms, associations, corporations, business trusts, partnerships and public bodies;

(m) "project" shall mean any detention facility or public equipment which the corporation is authorized to construct, improve, equip, furnish, maintain, acquire, install or operate under the provisions of this chapter and shall include all real and personal property related thereto;

(n) "public equipment" shall mean and include all tangible personal property, new or used, including, without limiting the generality of the foregoing, all machinery, equipment, transportation equipment, maintenance equipment, construction equipment, sanitation equipment, police, fire and public safety equipment, and all other things and rights usually included within that term, including any and all interests in property which are less than full title, such as leasehold interests, security interests, and every other interest or right, legal or equitable; provided that such public equipment is related to and used in connection with a detention facility; and

(o) "state" shall mean and include the state of Rhode Island and Providence Plantations, and any office, department, board, commission, bureau, division, authority, public corporation, agency, or instrumentality thereof.

45-53-4. Resolution conclusive as to capacity of corporation. -- In any suit, action, or proceeding involving the validity or enforcement of, or relating to any contract by or on behalf of, a corporation, the corporation shall be exclusively deemed to have become established and authorized to transact business and exercise its powers upon proof of the adoption of a resolution by the city or town council declaring the need for the corporation to function.

45-53-5. Board of Directors - Tenure - Quorums -- (a) When the council of a city or town first adopts a resolution as provided for in 45-53-1, the elected chief executive officer, in cities and towns having a popularly elected chief executive officer, shall appoint five (5) resident electors of the city or town as directors of the corporation. Such appointments shall be subject to approval by the city or town council. In cities and towns where there is no popularly elected chief executive officer, the city or town

council shall appoint five (5) resident electors of the city or town as directors of the corporation.

(b) The directors who are first appointed shall be designated to serve for terms as follows: two (2) directors shall have initial terms of two (2) years; and three (3) directors shall have initial terms of three (3) years respectively from the date of their appointment. Thereafter directors shall be appointed as aforesaid for a term of five (5) years except that all vacancies shall be filled for the unexpired term by the chief executive officer of the city or town, if any, or the city or town council as aforesaid.

(c) Each director whose term of office expires shall continue to hold office until his or her successor is appointed and has qualified. Each director before entering upon his other duties will take an oath to support the constitution and laws of the state and the constitution of the United States and to faithfully and partially discharge the duties of his or her office. The directors are subject to removal for cause by the elected chief executive officer, in cities and towns having a popularly elected chief executive officer or the town council, where there is no popularly elected chief executive officer. The directors shall receive no compensation for the performance of their duties but shall be reimbursed for their reasonable expenses incurred in carrying out such duties under this chapter.

(d) No director or employee of the corporation shall acquire any interest direct in any project or in any property included or planned to be included in any project nor shall he or she have any interest direct or indirect in any proposed contract for materials or services to be furnished in connection with any project. If any director or employee of the corporation owns or controls an interest, direct or indirect in any property included or planned to be included in

any project, he or she shall immediately disclose the same in writing to the corporation and such disclosure shall be entered upon the minutes of the corporation. Failure to disclose such interest shall constitute misconduct in office.

(e) No elected official of any city or town or director of the corporation shall become an employee of the corporation for at least two (2) years after leaving public office or ceasing to be a director of the corporation as applicable.

(f) The corporation shall elect one of its directors as chairman and another as vice-chairman and shall also elect a secretary and a treasurer. Three (3) directors of the corporation shall constitute a quorum and the vote of three (3) members shall be necessary for any action taken by the corporation. No vacancy in the board of directors of the corporation shall impair the right of the quorum to exercise all the rights and perform all the duties of the corporation.

45-53-6. Powers. -- Except to the extent inconsistent with any specific provision of this act the corporation shall have the power:

(a) To sue and be sued, complain and defend in its corporate name;

(b) To have a seal which may be altered at pleasure and to use the same by causing it or facsimile thereof to be impressed, affixed or in any other manner reproduced. Said seal shall be clearly distinguishable from the seal of any city or town;

(c) To maintain an office at such place or places as it may designate within the boundaries of the city or town whose council established the corporation;

(d) To determine the location and character of any project to be financed under the provisions of this Act not inconsistent with local zoning ordinances;

(e) To purchase, hold, and use any property, real personal, or mixed, tangible or intangible, or any interest therein necessary or desirable for carrying out the purposes for the Corporation and to mortgage, lease or sell any of that property;

(f) To acquire, whether by purchase, lease, gift, exchange or otherwise and to construct, reconstruct, improve, erect, maintain, operate, manage, equip and furnish one (1) or more projects including all real, personal or mixed properties which it may deem necessary in connection therewith and regardless of whether or not such project or projects shall then be in existence or shall then be partially or wholly constructed;

(g) To lease, as lessor, to any person, firm, partnership or corporation, either public or private, any or all of its projects and to charge and collect rent therefor and to terminate any such lease upon the failure of the lessee to comply with any of the obligations thereof;

(h) To lease, as lessee, any property, real, personal or mixed, or any interest therein;

(i) To sell, exchange, mortgage, donate and convey any or all of its properties whenever it shall find any such action to be in furtherance of the purposes for which the Corporation was established;

(j) To grant options to purchase any of its projects on whatever terms it may deem advisable and to grant options to renew any leases entered into by it in connection with any of its projects on any terms it may deem advisable;

(k) To issue bonds of the corporation for the purpose of carrying out any of its purposes, payable solely from the revenues pledged by the their payment and to refund its bonds, all as provided in this chapter;

(l) As security for the payment of the principal and

interest on any bonds so issued and any agreements made in connection therewith, to mortgage and pledge any or all of its projects or any part or parts thereof whether then owned or thereafter acquired, to pledge the revenues and receipts therefrom or from an interest thereof and to assign or pledge the income received by virtue of said lease or leases;

(m) To borrow money in anticipation of the issuance of bonds for any of its purposes and to issue notes, certificates, or other evidences of the borrowing upon such terms as may be authorized by resolution of the corporation;

(n) To make and enter into all contracts, leases and other agreements necessary or incidental to the performance of its duties and the execution of its powers under this chapter; provided that those contracts, leases and other agreements with the federal government or other federal agency shall be governed by federal procurement procedures and other contracts, leases or other agreements shall be governed by the procurement requirements of the municipality, if any.

(o) Without limitation of the foregoing, to borrow money from, to receive and accept grants for or in aid of construction or acquisition of projects authorized under this chapter from, and to enter into contracts, leases or other transactions with the federal government or any federal agency, and to receive and accept from the state or any municipality, and from any other source, aid or contributions of money, property, labor, or other things of value, to be held, used, and applied only for the purposes for which the grants and contributions may be made;

(p) To combine for financing purposes any two (2) or more projects authorized to be acquired or constructed under the provisions of this chapter;

(q) To employ in its discretion attorneys, accountants, architectural and engineering consultants, and such other officers, employees or agents as may be necessary in its judgment, and to fix their compensation;

(r) To acquire in the name of the corporation by purchase or otherwise, on such terms and conditions and in such manner as it may deem proper, or by the exercise of the rights of condemnation in the manner hereinafter provided, such public or private lands, or parts thereof or rights therein, rights-of-way, property, rights, easements, and interests as it may deem necessary for carrying out the provisions of this chapter; provided, however, that all public property damaged in carrying out the powers granted by this chapter shall be restored or repaired and placed in its original condition as nearly as practicable; and

(s) To do all other acts and to do any and all things necessary or convenient to carry out its purposes and exercise the powers given and granted in this act.

43-53-7. Exemption from taxation. -- The exercise of the powers granted by this chapter will be in all respects for the benefit of the people of the state of Rhode Island and for the facilitation of the conduct of their public business, and as the acquisition, construction, operation, and maintenance by the corporation of the projects herein defined will constitute the performance of essential governmental functions, the corporation shall not be required to pay any taxes or assessments upon the projects or upon any property acquired or upon the income from the projects or any other state or local tax of any kind or description nor shall the corporation be required to pay any recording fee or transfer tax of any kind or description and the bonds, issued under the provisions of this chapter, their transfer, and the income therefrom (including any profit made on the sale thereof) shall at all time be free from taxation by the state of Rhode Island, or any political subdivision or other instrumentality of the state, excepting estate taxes and the corporation shall pay property taxes and assessments on its properties located outside the

boundaries of the city or town whose council established the corporation.

45-53-8. Acquisition and construction of projects - lease or sale - conveyance to corporation - request for project. -- In order to benefit the people of the municipality and to provide for their general health and welfare through economic development and to maintain the high standards of a detention facility and public equipment the corporation is hereby authorized and empowered to acquire and construct a detention facility and to acquire public equipment; and to maintain, renovate, repair and operate the detention facility, and equipment; and to issue revenue bonds of the corporation, payable from the revenues derived from leasing of these projects, to finance the projects. Development of these projects may be initiated by the corporation only upon request of the chief executive officer, if any, and the city or town council. Any request by the chief executive officer and the council to initiate a project pursuant to this chapter shall take the form of a proposal by the chief executive officer approved by the council. If there is no chief executive officer, development of these projects may be initiated by the corporation only upon the request of the city or town council. Any request by the city or town council to initiate a project pursuant to this chapter shall take the form of a resolution. The chief executive officer, if any, or a member of the council designated by the council, if there is no chief executive officer, is hereby authorized to enter into a contract of lease for and on behalf of the city or town with the corporation for the leasing of such duly initiated projects upon such terms and conditions as shall be agreed to by the chief executive officer, if any, or the council, if there is no chief executive officer, and the corporation.

(b) Without limiting the generality of the foregoing, the corporation is expressly empowered to lease or sell a project or any part thereof to the municipality. Any lease by the corporation to the municipality may be for such a period, upon such terms and conditions, with or without an option to purchase, as the corporation may determine.

(c) The provisions of any charter, other laws or ordinances, general, special, or local, or of any rule or regulation of the state or any municipality, restricting or regulating in any manner the power of any municipality to lease (as lessee or lessor) or sell property, real, personal, or mixed, shall not apply to leases and sales made with the corporation pursuant to this chapter.

(d) Any municipality, notwithstanding any contrary provision of any charter, other laws or ordinances, general, special or local, or of any rule or regulations of the state or any municipality, is hereby authorized and empowered to lease, lend, pledge, grant, or convey to the corporation at its request upon such terms and conditions as the chief executive officer, if any, with the concurrence of the council, or where no such officer exists, the city or town council of the municipality may deem reasonable and fair and without the necessity for any advertisement, order of court, or other action or formality, any real property or personal property which may be necessary or convenient to effectuation of the authorized purposes of the corporation including public roads and other real property already devoted to public use; and subject to the aforesaid, the city or town hereby consents to the use of all lands owned by the city or town which are deemed by the corporation to be necessary for the construction or operation of any project.

(e) The corporation and any municipality are hereby authorized and empowered to contract for the acquisition of any

projects or portions thereof by the federal government; and to contract with any state, federal, or municipal agencies for the performance of any services essential or convenient to its purposes under this chapter.

45-53-9. Eminent domain proceedings. -- (a) The corporation shall have the right to acquire any land, or any interest therein, including development rights, by the exercise of the power of eminent domain, whenever it shall be determined by the corporation that the acquisition of the land, or interest, is necessary for the construction or the operation of any project.

(1) The power of eminent domain shall be exercised only within the boundaries of the city or town whose council established the corporation.

(b) The necessity for acquisition shall be conclusively presumed upon the adoption by the corporation of a resolution declaring that the acquisition of the land, or interest therein, described in the resolution is necessary for the construction or operation of any project. Within six (6) months thereafter, the corporation shall cause to be filed, in the land evidence records of the city or town in which the land is located, a copy of the resolution of the corporation, together with a plat of the land, or interest therein described, and a statement signed by the chairman of the corporation, that the land, or interest therein, is taken pursuant to the provisions of this chapter. Thereupon, the corporation shall file, in the superior court in and for the county in which the land, or interest therein, lies, a statement of the sum of money estimated by the corporation to be just compensation for the land taken.

(c) Upon filing of the copy of the resolution, plat, and statement in the land evidence records of the city or town, the filing, in the superior court, of the statement, and the

depositing in the superior court, to the use of the person entitled thereto, of such a sum as the court shall determine to be amply sufficient to satisfy the claims of all persons interested in the land (and the court may, in its discretion, take evidence on the questions to determine the sum to be deposited), title to the land, or interest therein, shall vest in the corporation in fee simple absolute and the corporation thereupon may take possession of the land, or interest therein.

(d) No sum so paid into the court shall be charged with clerk's fees of any nature. After the filing of the copy, plat, and statement, notice of the taking of the land, or interest therein, shall be served upon the owners of and persons having an estate in and interest in the land by the sheriff or the sheriff's deputies of the county in which the land, or interest therein, lies, leaving a true and attested copy of the description and statement with each of the persons personally, or at their last and usual place of abode in this state with some person living there, and in case any of the persons are absent from this state and have no last and usual place of abode therein occupied by any person, the copy shall be left with the persons, if any, in charge of or having possession of the land, or interest therein, taken of the absent persons if the persons are known to the officer; and after the filing of the resolution, plat, and statement, the secretary of the corporation shall cause a copy of the resolution and statement to be published in some newspaper published or having general circulation in the county where the land, or interest therein, may be located, at least once a week for three (3) successive weeks. If any persons shall agree with the corporation for the price of land, or interest therein so taken, the court, upon the application of the parties in interest, may order that the sum agreed upon be paid forthwith from the money deposited, as the just compensation to be

awarded in the proceeding.

(e) Any owner of or person entitled to any estate in or interest in any part of the land, or interest therein, so taken, who cannot agree with the corporation for the price of the land, or interest therein, so taken in which he or she is interested as aforesaid, may, within three (3) months after personal notice of the taking, or, if he or she has no personal notice, within one year from the first publication of the copy of the resolution and statement, apply, by petition, to the superior court in and for the county in which the land, or interest therein, lies, setting forth the taking of his or her land or interest therein, and praying for an assessment of damages by a jury. Upon filing of the petition, the court shall cause twenty-days' notice of the pendency thereof to be given to the corporation with a certified copy thereof, and may proceed after the notice to the trial thereof; and the trial shall determine all questions of fact relating to the value of the land, or interest therein, and the amount thereof, and judgment shall be entered upon the verdict of the jury and execution shall be issued therefor against the money so deposited in court and in default thereof against any other property of the corporation. In case two (2) or more conflicting petitioners make claim to the same land, or to any interests therein, or to different interests in the same parcel of land, the court, upon motion, shall consolidate their several petitions for trial at the same time by the same jury, and may frame all necessary issues for the trial thereof; and all proceedings taken pursuant to the provisions of this chapter shall take precedence over all other civil matters the pending before the court, or if the superior court, in and for the county in which the land, or interest therein, lies, be not in session in that county, then the proceedings may be heard in the superior court for the counties of Providence and Bristol.

(f) If any lands, or interests therein, in which any minor other person not capable in law to act in his or her own behalf is interested are taken by the corporation under the provisions of this chapter, the superior court, upon the filing therein of any petition by or in behalf of the minor or other persons, may appoint a guardian ad litem for the minor to other person and the guardian may appear and be heard in behalf of the minor or other person, and the guardian may also, with the advice and consent of the superior court and upon such terms as the superior court may prescribe, release to the corporation all claims for damages for the lands of the minor or other persons or for any interest therein. Any lawfully appointed, qualified, and acting guardian or other fiduciary of the estate of any minor or other person, with the approval of the court of probate within this state having jurisdiction to authorize the sale of lands and properties within this state of any minor or other person, may, before the filing of any petition, agree with the corporation upon the amount of damages suffered by the minor or other person by any taking of his or her lands or of his or her interests in any lands, and may, upon receiving that amount, release to the corporation all claims of damages of the minor or other person for the taking.

(g) Whenever, from time to time, the corporation has satisfied the court that the amount deposited with the court is greater than is amply sufficient to satisfy the claims of all persons interested in the land, the court may order that the amount of any excess including any interest or increment on any sums so deposited shall be repaid to the corporation. Whenever the corporation has satisfied the court that the claims of all persons interested in the land taken have been satisfied, the unexpended balance including any interest or increment on any sums so deposited shall be paid forthwith to the corporation.

(h) In any proceedings for the assessment of

compensation and damages for land or interest therein taken or to be taken by eminent domain by the corporation the following provision shall be applicable:

(1) At any time during the pendency of any action or proceeding, the corporation or an owner may apply to the court for an order directing an owner or the corporation, as the case may be, to show cause why further proceedings should not be expedited, and the court may upon that application make an order requiring that the hearings proceed and that any other steps be taken with all possible expedition.

(2) If any of the land, or interests therein, is devoted to a public use, it may nevertheless be acquired, and the taking shall be effective provided that no land, or interest therein, belong to a public utilities administrator or other officer or tribunal having regulatory power over such a public utility is taken. Any land, or interest therein, already acquired by the corporation may nevertheless be included within the taking for the purpose of acquiring any outstanding interests in the land.

45-53-10. Revenue bonds. -- (a) The corporation is hereby authorized to provide by resolution for the issuance, at one (1) time or from time to time, of revenue bonds of the corporation for the purpose of paying all or part of the cost of any one or more projects, the construction or acquisition of which is authorized by this chapter. The principal of and the interest on the bonds shall be payable from the funds therein provided for payment. The bonds of each issue shall be dated, shall bear interest at such rate or rates as the corporation shall determine, payable from time to time, shall mature at such time or times not exceeding fifty (50) years from their date or dates, as may be determined by the corporation, and may be redeemable before maturity, at the option of the corporation, at such price or prices and under such terms and

conditions as may be fixed by the corporation prior to the issuance of the bonds. The corporation shall determine the form of bonds, including any interest coupons to be attached thereto, and shall fix the denomination or denominations of the bonds and the place of places of payment of the principal and interest, which may be at any bank or trust company within or without the state. The bonds shall be signed by the chairperson of the corporation or a facsimile thereof shall be impressed or imprinted thereon and attested by the manual or facsimile signature of the secretary of the corporation, and any coupons attached to the bonds shall bear the facsimile signature of the chairperson of the corporation. In case any officer whose signature or facsimile of whose signatures shall appear on any bonds or coupons shall cease to be an officer before the delivery of the bonds, the signature or the facsimile shall nevertheless be valid and sufficient for all purposes the same as if he or she had remained in office until the delivery. The bonds may be issued in coupon or in registered form, or both, as the corporation may determine, and provision may be made for the registration of any coupon bonds as to principal alone and also as to both principal and interest, for the reconversion into coupon bonds of any bonds registered and coupon bonds. The corporation may sell such bonds in such manner, either at public or private sale, and for such price, as it may determine will best effect the purpose of this chapter.

(b) The proceeds of the bonds of each issue shall be used for the payment of the cost of the project or projects for which the bonds shall have been issued, and shall be disbursed in such manner and under such restrictions, if any, as the Corporation may provide in the resolution authorizing the issuance of the bonds or in the trust agreement hereinafter mentioned securing the bonds. If the proceeds of the bonds of

any issue, by error of estimates or otherwise, shall be less than the cost, additional bonds may in like manner be issued to provide the amount of the deficit, and, unless otherwise provided in the resolution authorizing the issuance of the bonds or in the trust agreement securing the same, shall be deemed to be of the same issue and shall be entitled to payment from the same fund without preference of priority of the bonds first issued. If the proceeds of the bonds of any issue shall exceed the cost, the surplus shall be deposited to the credit of the sinking fund for the bonds or may be applied to the payment of the cost of any project thereafter financed under the provisions of this chapter.

(c) Prior to the preparation of definitive bonds, the corporation may, under like restrictions, issue interim receipts or temporary bonds, with or without coupons, exchangeable for definitive bonds when definitive bonds shall have been executed and are available for delivery. The corporation may also provide for the replacement of any bonds which shall become mutilated or shall be destroyed or lost. Bonds may be issued under the provisions of this chapter without obtaining the consent of any department, division, commission, board, bureau, or agency of the state, and without any other proceedings or the happening of any other conditions, or things than those proceedings, conditions or things which are specifically required by this chapter.

45-53-11. Trust agreement. -- In the discretion of the corporation, any bonds issued under the provisions of this chapter may be secured by a trust agreement by and between the corporation and a corporate trustee, which may be any trust company or bank having the powers of a trust company within or without the state. The trust agreement or the resolution providing for the issuance of the bonds may pledge or assign the revenues to be received and may convey or mortgage or grant

a security interest in any project or any part thereof or any combination of projects or parts thereof. The trust agreement or resolution providing for the issuance of the bonds may contain such provisions for protecting and enforcing the rights and remedies of the bondholders or noteholders as may be reasonable and proper and not in violation of law, including covenants setting forth the duties of the Corporation in relation to the acquisition of property and the construction, improvement, maintenance, repair, operation, and insurance of the project or projects in connection with which the bonds shall have been authorized, the custody, safeguarding, and application of all moneys, and conditions or limitations with respect to the issuance of additional bonds. It shall be lawful for any bank or trust company incorporated under the laws of the state which may act as depository of the proceeds of bonds or of revenues to furnish such indemnifying bonds or to pledge such securities as may be required by the corporation. Any trust agreement may set forth the rights and remedies of the bondholders and of the trustee, and may restrict the individual right of action by bondholders. In addition to the foregoing, any trust agreement or resolution may contain such other provisions as the corporation may deem reasonable and proper for the security of the bondholders. All expenses incurred in carrying out the provisions of the trust agreement or resolution may be treated as a part of the corporation's cost of operation and maintenance.

45-53-12. Revenues. -- The corporation is hereby authorized and empowered to fix, revise, and collect from time to time, subject to the provisions of this chapter, fees, rentals, and other charges for the use of projects of, or the services rendered by the corporation to pay (a) the cost of maintaining, repairing, and operating the project or projects or portion or portions thereof and (b) the principal of,

premium, if any, and interest on the bonds and notes as the bonds and notes shall become due and payable, and to create reserves for these purposes. The fees, rentals, and other charges shall not be subject to supervision or regulation by any commission, board, bureau or agency of the state or of any municipality or other political subdivision of the state. The revenues derived from the project or projects or portion or portions thereof, in connection with which the bonds or notes shall have been issued, may be pledged as provided in the resolution or the trust agreement. The pledge shall be valid and binding from the time when the pledge is made; the rentals, revenues, or other moneys so pledged and thereafter received by the corporation shall immediately be subject to the lien of the pledge without any physical delivery thereof or further act, and the lien of any pledge shall be valid and binding as against all parties having claims of any kind in tort, contract or otherwise against the corporation irrespective of whether the parties have notice thereof. Neither the resolution nor any trust agreement by which a pledge is created need be filed or recorded except in the records of the corporation. The use and disposition of revenues shall be subject to the provisions of the resolution authorizing the issuance of the bonds or the trust agreement.

45-53-13. Trust Funds. -- All moneys received pursuant to the provisions of this chapter, whether as proceeds from the sale of bonds or as revenues, shall be deemed to be trust funds to be held and applied as may be provided in the resolution authorizing the issuance of the bonds or the trust agreement securing the bonds. The corporation shall, in the resolution authorizing the bonds or in the trust agreement securing the bonds, provide for the payment of the proceeds of the sale of the bonds and the revenues to be received to a trustee, which shall be any trust company or bank having the

powers of a trust company within or without the state, which shall act as trustee of the bonds, and hold and apply the funds to the purposes of this chapter, subject to such regulations as this chapter and the resolution or trust agreement may provide.

45-53-14. Remedies. -- Any holder of bonds issued under the provisions of this chapter or any of the coupons appertaining thereto, and the trustee under the trust agreement or the resolution, except to the extent the rights herein given may be restricted by the trust agreement or the resolution, may by civil action, mandamus, or other proceeding, protect and enforce any and all rights under the laws of the state or granted hereunder or under the trust agreement or the resolution authorizing the issuance of the bonds, and may enforce and compel the performance of all duties required by this chapter or by the trust agreement or resolution to be performed by the corporation or by any officer thereof, including the fixing, charging, and collection of fees, rentals, and other charges.

45-53-15. Negotiable Instruments. -- Notwithstanding any of the foregoing provisions of this chapter or any recitals in any bonds issued under the provisions of this chapter, all bonds shall be deemed to be negotiable instruments under the laws of this state.

45-53-16. Refunding Bonds. -- The corporation is hereby authorized to provide for the issuance of refunding bonds of the corporation for the purpose of refunding any bonds then outstanding which shall have been issued under the provisions of this chapter, including the payment of any redemption premium thereon or interest accrued or to accrue to the earliest or subsequent date of redemption, purchase or maturity of the bonds and, if deemed advisable by the authority, for the additional purpose of paying all or part of the cost of acquiring, constructing, reconstructing,

rehabilitating, or improving any project. The proceeds of bonds or notes issued for the purpose of refunding outstanding bonds or notes may be applied, in the discretion of the corporation, to the purchase, retirement at maturity, or redemption of the outstanding bonds or notes either on their earliest or a subsequent redemption date, and may, pending that application, be placed in escrow. Any escrowed proceeds may be invested and reinvested in obligations of or guaranteed by the United States of America, or in certificates of deposit, time deposits, or repurchase agreements fully secured or guaranteed by the state or the United States, or an instrumentality of either, maturing at such time or times as shall be appropriate to assure the prompt payment, as to principal, interest, and redemption premium, if any, of the outstanding bonds or notes to be so refunded. After the terms of the escrow have been fully satisfied and carried out, any balance of the proceeds and interest, income, and profits, if any, earned or realized on the investments thereof may be returned to the corporation for use by it in furtherance of its purposes. The portion of the proceeds of bonds or notes issued for the additional purpose of paying all or part of the cost of acquiring, constructing, reconstructing, rehabilitating, developing, or improving any project may be invested and reinvested in such obligations, securities, and other investments consistent herewith as shall be specified in the resolutions under which the bonds are authorized and which shall mature not later than the times when the proceeds will be needed for these purposes. The interest, income, and profits, if any, earned or realized on the investments may be applied to the payment of all parts of the costs, or may be used by the corporation otherwise in furtherance of its purposes. The issuance of the bonds, the maturities, and other details thereof, the rights of the holders thereof, and the rights, duties, and obligations of the

corporation in respect to the same shall be governed by the provisions of this chapter insofar as the provisions may be applicable.

45-53-17. Credit of state and political subdivisions not pledged. -- (a) Revenue bonds issued under the provisions of this chapter shall not be deemed to constitute a debt or a pledge of the faith and credit of the state or the municipality, but shall be payable solely from the funds provided therefor from revenues. All revenue bonds shall contain on the face thereof a statement to the effect that neither the state nor the municipality nor the corporation shall be obligated to pay the bonds or the interest thereon except from revenues of the project or projects on account of which the bonds shall be issued and that neither the faith and credit nor the taxing power of the state or the municipality is pledged to the payment of the principal of or the interest on the bonds.

(b) All expenses incurred in carrying out the provisions of this chapter shall be payable solely from funds provided under the provisions of this chapter.

45-53-18. Use of projects. -- The use of the facilities of the corporation and the operation of its business shall be subject to the rules and regulations from time to time adopted by the corporation; provided, however, that the corporation shall not be authorized to do anything which will impair the security of the holders of the obligations of the corporation or violate any agreements with them or for their benefit.

45-53-19. Capital reserves. -- To assure the continued operation and solvency of the corporation for the carrying out of its corporate purposes the corporation may create and establish one (1) or more special funds (herein referred to as "capital reserve funds"), and may pay into each

such capital reserve fund (i) any monies appropriated and made available by the state for the purpose of such fund, (ii) proceeds from the sale of notes or bonds to the extent provided in the resolution or resolutions of the corporation authorizing the issuance thereof, and (iii) any other moneys that may be made available to the corporation for the purpose of such fund from any other source.

45-53-20. Bonds eligible for investment. -- The notes and bonds of the corporation are hereby made securities in which all public officers and bodies of this state and all municipalities and municipal subdivisions, all insurance companies and associations, and other persons carrying on an insurance business, all banks, bankers, trust companies, savings banks and saving associations, including savings and loan associations, building and loan associations, investment companies and other persons carrying on a banking business, all administrators, guardians, executors, trustees and other fiduciaries, and all other persons whatsoever who are now or may hereafter be authorized to invest in bonds or other obligations of the state, may properly and legally invest funds, including capital, in their control or belonging to them.

45-53-21. Limitation of powers. -- The state does hereby pledge to and agree with the holders of any bonds or notes issued by the corporation, that the state will not limit or alter the rights hereby vested in the corporation to fulfill the terms of any agreements made with the holders until such bonds or notes, together with the interest thereon, with interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of such holders are fully met and discharged. The corporation is authorized to include this pledge and agreement of the state in any agreement with the holders of such bonds or notes.

45-53-22. Annual report and audit. -- Within one hundred twenty (120) days from the close of its fiscal year, the corporation shall make an annual report to the chief executive officer and legislative body of the municipality of its activities for the preceding fiscal year. Each report shall set forth a complete operating and financial statement covering its operations during the year. The corporation shall cause an annual audit of the books, records, and accounts of the corporation to be made and the costs thereof shall be treated as a part of the cost of operation.

45-53-23. Transfers to governmental body. -- When all bonds issued under the provisions of the chapter for each specific project and the interest thereon shall have been paid or a sufficient amount for the payment of all the bonds and the interest thereon to the maturity thereof shall have been set aside in trust for the benefit of the bondholders, that specific project financed under the provisions of this chapter may be transferred to the municipality leasing the project on such terms and conditions and for such consideration as the corporation shall determine. If the corporation shall be dissolved, all funds of the corporation not required for the payment of bonds shall be paid to the treasurer of the municipality in which the corporation is established for the use of the municipality and all property belonging to the corporation shall be vested in the municipality and delivered to it. No part of the net earnings of the authority shall be distributed to, or inure to the benefit of, any private person.

45-53-24. Applicability of other laws. -- This chapter shall be construed to provide a complete additional and alternative method for doing the things authorized hereby and shall be regarded as supplemental and in addition to the powers conferred by other laws. The issuance of all bonds, notes, and other obligations of the corporation under the provisions of

this chapter need not comply with the requirements of any other provisions of any charter or other laws, general, special or local, or of any rule or regulation of the state or the municipality applicable to the issuance of bonds. No proceedings or notice or approval shall be required for the issuance of any bonds or any instrument of security therefor except as herein provided.

45-53-25. Liberal construction. -- This chapter being necessary for the welfare of the state, and its inhabitants shall be liberally construed so as to effectuate its purposes.

45-53-26. Inconsistent provisions. -- Insofar as the provisions of this chapter are inconsistent with the provisions of any charter or other laws or ordinances, general, special, or local, or of any rule or regulation of the state or any municipality, the provisions of this chapter shall be controlling.

45-53-27. Severability. -- If any one (1) or more sections, clauses, sentences or parts of this act shall for any reason be adjudged unconstitutional or otherwise invalid in any court, such judgment shall not affect, impair or invalidate the remaining provisions thereof but shall be confined in its operation to the specific provisions so held unconstitutional or invalid and the inapplicability or invalidity of any section, clause or provision of this act in any one (1) or more instances or circumstances shall not be taken to affect or prejudice in any way its applicability or validity in any other instance.

45-53-28. Construction. -- Whenever the context so permits in this act the use of the plural shall include the singular and the plural and the use of any gender shall be deemed to include all genders.

SECTION 2. This act shall take effect upon passage.

4863d

PUBLIC LAWS
CHAPTER

91-421
H.

JT COMM. LEGISLATIVE SERVICES
LAW REVISION OFFICE

S.91 1233 AS AMENDED

EXECUTIVE DEPARTMENT
Received JUL 08 1991
APPROVED
JUL 11 1991
GOVERNOR

AN ACT

TO INCORPORATE THE CENTRAL FALLS
DETENTION FACILITY CORPORATION

Presented by

IN HOUSE OF REPRESENTATIVES
JUN 6 1991
Received and placed upon the CALENDAR
Clerk

IN HOUSE OF REPRESENTATIVES
JUN 11 1991
Read and Passed in Concurrence
Clerk

IN HOUSE OF REPRESENTATIVES
JUN 11 1991
Read and Passed in Concurrence
Clerk

IN HOUSE OF REPRESENTATIVES
JUN 12 1991
TRANSMITTED TO THE GOVERNOR
Recording Clerk

IN HOUSE OF REPRESENTATIVES
MAY 31 1991
REFERRED TO COMMITTEE ON CORPORATIONS
Clerk

IN HOUSE OF REPRESENTATIVES
THE COMMITTEE ON CORPORATIONS RECOMMEND THE PASSAGE OF THE WITHIN BILL
FOR THE COMMITTEE

IN HOUSE OF REPRESENTATIVES
THE COMMITTEE ON CORPORATIONS RECOMMEND THE PASSAGE IN CONCURRENCE OF THE WITHIN BILL
FOR THE COMMITTEE

IN THE SENATE APR 24 1991
Read and PASSED
Reading Clerk

IN THE SENATE APR 24 1991
RECONSIDERATION
Reading Clerk

IN THE SENATE APR 24 1991
Ordered to be placed upon the calendar.
Reading Clerk

IN THE SENATE MAY 30 1991
Read and PASSED AS AMENDED
Reading Clerk